Exhibit 10.14

Lohas City Distributors Cooperation Agreement (English Translation)

Agreement No.:

Party A: Lohas Agricultural Information Technology Co., Ltd. (hereinafter referred to as “Party A”)

Unified social credit code:

Legal representative: Zhang Yanyue

Address: Room 818, Yisibo Software Building, Haitian Road II, Nanshan District, Shenzhen, Guangdong Province

Contact Number: ___________

Party B: Shenzhen Lohas Supply Chain Management Co., Ltd. (hereinafter referred to as “Party B”)

Unified social credit code:

Legal representative: Zhang Yanyue

Address: Room 818, Yisibo Software Building, Haitian Road II, Nanshan District, Shenzhen, Guangdong Province

Contact Number: _______________

Party C:                                (Hereinafter referred to as “Party C”)

Unified social credit code or ID card No.: ___________________________

Legal representative or entrusted agent:____________________________

Address:____________________________________________________

Contact Number:______________________________________________

According to the Contract Law of the People’s Republic of China and relevant laws and regulations, Party C voluntarily becomes the city distributors of Party A and Party B through friendly negotiation of Party A, Party B and Party C based on the principles of powerful combination, resource sharing and win-win development. In terms of the operation of the happy city project, the three parties have reached the following cooperation agreement through friendly negotiation for all parties to abide by.

Definitions:

1. Lohas Agricultural Information Technology Co., Ltd. (hereinafter referred to as “Party A”) is the wholly-owned subsidiary of Shenzhen Lohas World Co., Ltd. (stock code: 838546), established on November 21, 2013 with a registered capital of RMB 50 million. Shenzhen Lohas World Co., Ltd. is a comprehensive company, limited by shares, integrating software development, e-commerce service, mobile Internet, Internet of Things and supply chain management which was successfully listed on August 19, 2016 (stock code: 838546) and has wholly-owned subsidiaries and controlled companies such as Lohas Agricultural Information Technology Co., Ltd. and Shenzhen Lohas Supply Chain Management Co., Ltd. Lohas focuses on the promotion of Lohas consumption and culture and builds its own intelligent Internet of Things platform to engage in the traceability service of global high-quality fresh supply chain management and new retail of community intelligence and integrates the high-quality commodity supply end and sales end with LOHASLY (乐活良品) standard (low-carbon, green, organic, environmentally friendly and fashionable). It is an ecological service provider of Lohas community, advocating Lohas culture, LOHASLY (乐活良品) and Lohas consumption and is the most professional visual trading platform for traceability of the whole industrial chain of fresh quality control in the world. At present, Lohas has 29 national trademarks and networks, including “Lohas”, “Lohas World”, “Lohas Global”, “LOHASLY (乐活良品)”.

2. Taking “life is Lohas” as the corporate vision, “let the world pursue a healthy and happy lifestyle” as the corporate mission, “happy work, happy life” as the corporate spirit, “love, joy, integrity, innovation, integration, giving, win-win” as the corporate values, Lohas is committed to promoting a healthy and sustainable life style in the world, focusing on LOHASLY (乐活良品), smart retail, Lohas consumption and culture, the construction of Lohas global village and Lohas big health system to jointly build a low-carbon, green, organic, environmental friendly and fashionable life platform with Lohasors all over the world.

3. “Lohas city distributor”: refers to the legal entity authorized by Lohas to operate Lohas project in each city by platform access: it must be a legally existing enterprise that can independently bear civil liability; it must have the ability to operate on the city level; it must have a strong sales team with a registered capital of no less than RMB 0.5 million ; it must understand the Internet and computer related services, have professional knowledge and skills to provide relevant services and be familiar with Party A’s distributor system, product service content, specific business process and other relevant information.

4. “Direct wholesale center of Lohas district (county)”: refers to the legal subject authorized by Lohas to operate Lohas project in each district (county): it must be a legally existing enterprise or individual business and be able to bear civil liability independently; it must have the ability to operate in the district (county); it must understand the Internet and computer related services, have professional knowledge and skills to provide relevant services and be familiar with Party A’s distributor system, product service content, specific business process and other relevant information.

5. “LOHASLY (乐活良品)”: refers to products that meet the Lohas standard (low-carbon, green, organic, environmentally friendly and fashionable), that is recommended by “Lohas city distributor/ direct wholesale center of district (county)”, approved by Lohas system, purchased and sold by Shenzhen Lohas Supply Chain Management Co., Ltd.

6. “Lohas city”: (“Official WeChat Account of Lohas city” and “Lohas city applet”, “Lohas smart micro mart” and “LOHASLY (乐活良品) car”) provides Lohas city information platform, providing service for city distributors, direct wholesale centers of district (county), and community service stations.

7. “Lohas consumption”: it is a consumption promotion plan provided by Lohas platform for city distributors / direct wholesale centers of district (county)/ community service stations (distributors), community leaders/Lohas (consumers) that the distributors, consumers or suppliers can obtain corresponding consumption points and promotion profits when consuming or promoting on the platform.

Article I Cooperation content

Party A and Party B make use of their own resource advantages of Lohas city platform to reach cooperation with Party C to jointly operate Lohas city project in ______. Party A provides equipment and technical support for Party C and Party B provides LOHASLY (乐活良品) and supply chain services for Party C.

Article II Cooperation method

1. Party C shall pay totally RMB one million and five hundred thousand (¥1,500,000.00) to Party A and Party B to become Lohas city distributor of ______. Among which:

1.1 RMB three hundred and seventy five thousand (¥375,000.00) is a one-time service access fee (including the use fee of Lohas series trademark, software technology service fee, platform access technology service and equipment use fee, etc.) charged by Party A to Party C.

1.2 RMB one million one hundred and twenty five thousand (¥1,125,000.00) is the payment paid by Party C to purchase products or services from Party B through the Lohas platform. Party C shall determine and submit the purchase list (the purchase list shall include the type, quantity and delivery date of the purchased commodities or services) regarding the above payment on the Lohas platform within 30 days from the date of signing this Contract. Party C may change the purchase list according to the actual consumption within one year from the date of signing this Contract and shall informed Party B of the change.

2. After Party C signs this Agreement and completes the corresponding payment, Party B shall provide Party C with consumption points worth three million (3,000,000.00) as Party C’s purchasing power to buy Party B’s equivalent commodities and Party C’s promotional commodities shall be entitled to share profits in an amount equal to 19% of the revenue and 19% of the advertising turnover in the city thereof.

3. Within five working days after the signing of this Agreement, Party C shall pay RMB three hundred and seventy five thousand (¥375,000.00) to the bank payment account designated by Party A at one time in accordance with the above-mentioned agreement. The bank payment account number designated by Party A is as follows:

Account name: Lohas Agricultural Information Technology Co., Ltd.

Bank of Deposit: Branch of Shanghai Pudong Development Bank Co., Ltd., Longhua, Shenzhen

Account number:

4. Within five working days after the signing of this Agreement, Party C shall pay RMB one million one hundred and twenty five thousand (¥1,125,000.00) to the bank payment account designated by Party B at one time in accordance with the above-mentioned agreement. The bank payment account number designated by Party B is as follows:

Account name: Shenzhen Lohas Supply Chain Management Co., Ltd.

Bank of Deposit: Shenzhen Houhai Subbranch of Shanghai Pudong Development Bank Co., Ltd.

Account number:

5. This Agreement shall come into force after Party A and Party B receive all the payment totaling RMB one million and five hundred thousand (¥1,500,000.00) from Party C.

6. Special agreement: Party A, Party B and Party C have reached a consensus through negotiation that Party C can apply to Party A and Party B for refund within seven days after Party C completes the payment of RMB one million and five hundred thousand (¥1,500,000.00). Party A and Party B agree to refund unconditionally and then the rights and obligations hereunder will be automatically terminated; if Party C has made the payment for more than seven days, Party C shall not apply for refund for any reason according to the agreement of the three parties.

Article III Rights and obligations of Party A and Party B

1. Party A and Party B shall jointly provide Party C with standardized product and service system and provide Party C with effective business purchase and corresponding operation support.

2. Party A and Party B shall jointly provide Party C with technical support and training within the business scope to help Party C improve its technical ability and broaden its business scope.

3. Party A and Party B shall jointly provide Party C with corresponding after-sales service and system maintenance.

4. Party A and Party B shall have the right to adjust the product service system, price system and operation system according to the market situation and inform Party C of the adjustment information by email or telephone.

5. Party A and Party B shall keep confidential the information clearly indicated by Party C as confidential information.

6. If necessary, Party A and Party B shall provide training for Party C and its developed customers and negotiation shall be conducted as appropriate in case of incurring expense.

7. Party A and Party B only provide system technology services to Party C and its customers. The disputes, claims, losses, tort and liability for breach of contract etc. between Party C and its customers shall be solved by Party C and its customers. Party A and Party B shall not intervene in the disputes, claims, etc. between Party C and its customers and shall not be responsible for any losses of its customers.

Article IV Rights and obligations of Party C

1. Party C enjoys the legal qualification to become the Lohas city distributor of ______.

2. Party C enjoys right to develop and authorize the Lohas consumption (requiring signing and approval of Party A and Party B) in all industries in ______city.

3. Party C enjoys: the income from continuing to develop other Lohas distributors or Lohas consumption customers: after Party C becomes a Lohas city distributor, it is entitled to further recruit (including but not limited to) Lohas city distributors, direct wholesale centers of Lohas district (county), Lohas community service stations and other Lohas distributors and Lohas consumption customers such as Lohas community leaders and Lohasors. After more than seven days of cooling-off period, Party B shall pay Party C consumption points equivalent to 19% of the commodity revenue as promotional profit, which can be used for platform consumption, according to different levels of new Lohas distributors and Lohas.

4. Party C enjoys: Party C enjoys the service network and system resources of Party A and Party B: for example, the service providers (stores or merchants) introduced by Party C enjoy the resources and customers of Lohas Aishenghuo platform and can legally conduct such businesses as project investment, project financing, project integration, etc.

5. Party C enjoys: after the expiration of the cooperation period, Party C shall have the priority to renew the contract under the same conditions in case of no breach of contract by Party C.

6. Party C enjoys: if Party C fails to carry out market operation within one year, Lohas shall have the right to require Party C to transfer the operation right of the city and Party C can also recommend other people to become the city distributor, but it must be agreed by Lohas and implemented in accordance with relevant regulations.

7. Party C’s responsibilities: if Party C fails to carry out market operation after one year and fails to recommend other people recognized by Lohas as the city distributor, Lohas shall have the right to withdraw Party C’s Lohas city operation right and terminate this cooperation agreement.

8. Party C shall submit legal and effective business certificates for Party A and Party B, including the so-called “three certificates and one license”.

9. Party C shall be responsible for expanding market and customers development regarding its provision and recommendation of products or services to customers. In the operation of business, Party C shall guarantee to provide good services to customers and shall not damage the interests and reputation of customers, Party A and Party B by fraud, intimidation and other improper means.

10. Party C shall guarantee that all business activities are in full compliance with the relevant laws, regulations and administrative rules etc. of China. If any damage is caused to Party A and Party B due to Party C’s violation of the above provisions, Party C shall bear all legal liabilities and compensate for the losses caused to Party A and Party B.

11. During the validity period of this Agreement and after the termination or cancellation of this Agreement, Party C undertakes not to provide all relevant information or materials related to Party A and Party B’s business, technology, etc. to the enterprises, commercial institutions or organizations that form commercial competition relationship with Party A and Party B; otherwise, Party C agrees to bear corresponding responsibilities.

12. Party C shall implement the sales promotion in strict accordance with the price standard set by Lohas and, in a timely manner, urge the customer to place the order and make corresponding payment to Party A and Party B. Party C shall bear all the economic losses to Party A and Party B caused by failure to comply with this standard and will be subject to immediate distributor disqualification.

13. Party C shall keep confidential the training materials and confidential materials and information provided by Party A and Party B.

14. Party C shall not make misleading advertising to customers and Party C shall bear all losses caused thereby.

15. Party C is strictly prohibited to maliciously damage the image of Party A and Party B’s platform and products.

16. It is strictly prohibited to place orders for the customer by means of malice or concealment of facts and Party C shall be responsible for the complaints caused thereby.

Article V Liability for breach of contract

1. The three parties shall bear the confidentiality obligation to each other regarding the other parties’ customer information and the content of this Agreement and shall bear the corresponding liability for compensation in case of any loss caused to the other party due to any leakage.

2. During the term of the Agreement, either party shall not cancel the agreement without reason or terminate the agreement in advance. If Party A and Party B cancel the agreement without reason or terminate the agreement in advance, they shall return the payment to Party C and compensate Party C for the loss. If Party C cancels the agreement without any reason or terminates the agreement in advance, the fees already paid to Party A and Party B shall not be refunded and the losses caused to Party A and Party B shall be compensated.

3. In the process of Party C’s operation, if the brand or goodwill of Lohas city project is damaged by Party C intentionally or due to negligence, Party C shall compensate Party A and Party B for all losses caused thereby, including but not limited to: Party C shall compensate Party A and Party B for the loss due to brand or goodwill damage of RMB three hundred thousand (¥300,000.00) and Party A and Party B shall have the right to terminate immediately and hold Party C liable. Damages to Lohas brand or goodwill include:

3.1. Maliciously damage the brand and image of Lohas, directly or indirectly fake Lohas products; or conduct extreme sales through fraud, threat or harassment; or cause other significant impact on Party A, Party B or customers (significant impact refers to the impact of Party C’s behavior consequences, including but not limited to the actual loss or loss in prospect interests caused to Party A, Party B or customers of no less than RMB ten thousand (¥10,000.00), or having a negative impact on the public image of Party A and Party B;

3.2. The act of deliberately violating or maliciously evading various conduct codes or management systems of Lohas by means of fabricating or concealing facts, which causes serious damage to the internal management, reputation or interests of Party A and Party B;

3.3. Collect the Lohas city service fee from the customer or do not let the customer directly pay the Lohas city service fee to Party A and Party B or collect any other fees from the customer in the name of Party A and Party B;

3.4. Advertise in a manner inconsistent with the regulations of Party A and Party B, including exaggerating or distorting the facts of Party A and Party B in any way to improve performance;

3.5. Fail to inform or collect from customers service fees according to the publicized charging standards of Party A and Party B; carry out promotional activities without authorization or give rebates to customers or their staff in private or give discounts or hidden discounts in other names;

3.6. Fail to truthfully explain the situation and provide false evidence after receiving the customer’s report;

3.7. Fail to conduct preliminary examination on the qualification of the customers and promote services to customers that do not meet the requirements of Party A and Party B;

3.8. Bad attitude, work faults or other problems to cause customer complaints;

3.9. Acts violating other management regulations of the company, causing significant impact on Party A, Party B or customers;

Article VI Confidentiality clauses

In the process of performing this Agreement, each party shall have the obligation to keep confidential any business information, data and other business secrets of the other party it has learnt, understood and mastered. Without the written consent of the other party, it shall not disclose secrets to any third party, or otherwise it shall bear corresponding responsibilities. Business secrets of this Agreement include but are not limited to any information or data provided by the disclosing party to the receiving party in written, oral or electronic form, such as technical know-how, research results, business plans, customer information, financial data, terms of agreement entered into by the three parties and other technical and commercial information. The ways of disclosing such confidential information include but are not limited to letters, faxes, memoranda, minutes, agreements, contracts, reports, e-mails, etc.

Article VII Dispute settlement

1. Agreement termination

This Agreement shall be terminated in the following circumstances:

1.1 The three parties reach a consensus to terminate this Agreement;

1.2 When the term of this Agreement expires, the three parties fail to renew it;

1.3 Due to force majeure or accidents, performance of the agreement cannot be continued or it is unnecessary to continue to perform;

1.4 If one party makes it clear that it will not perform its obligations or makes it clear by action that it will not perform its obligations, the other party may terminate the Agreement;

1.5 The other party may terminate this Agreement because one party has encountered major difficulties in its operation, entered into bankruptcy proceedings or been liquidated;

1.6 In case of any change in the laws, administrative regulations and rules on which conclusion of this Agreement is based, the relevant contents of this Agreement shall be changed; in case of any significant change in the objective circumstances on which conclusion of this Agreement is based, which makes this Agreement unable to be performed, the performance of this Agreement may be changed or terminated;

1.7 If one party fails to perform or violates its obligations hereunder and fails to perform obligations or take remedial measures within a certain period of time given by the other party, resulting in the failure of the other party to realize its prospect interests hereunder or continued performance of this agreement becoming unnecessary, the other party has the right to terminate this Agreement;

1.8 After the cancellation of the Agreement, the rights and obligations of the three parties hereunder shall be terminated, but the obligations that one party shall perform before the cancellation of the Agreement shall still be performed. In addition to the circumstances in 1.1, 1.2, 1.3 and 1.6 above causing the cancellation of the Agreement, the party causing the cancellation of the Agreement shall compensate the other party for the losses caused by the cancellation of the Agreement;

2. In case of any dispute during the performance of this Agreement, the three parties shall try their best to settle it through friendly negotiation. If the negotiation fails, either party may apply to Shenzhen Arbitration Commission for arbitration.

Article VIII Cooperation term

1. The term of this Agreement is three years: at the end of the term, if no objection is proposed, it will be automatically extended for three years; if the term expires or the agreement is cancelled within the term of the contract, the cancelling party shall submit a written application three months in advance. If the three parties reach a consensus through negotiation, this Agreement will be terminated; after the termination of the Agreement, Party C will no longer enjoy the authorization of Party A and Party B, as well as the operation right of the Lohas city.

2. The fees collected by Party A and Party B from Party C at one time (i.e. the fees in 1.1.1, 1.1.2, 1.1.3 and 1.2.1 of Article II) shall not be returned from the date when the Agreement is signed and comes into effect (except for the specially agreed terms, such as “terms on cooling-off period”). Party C does not need to pay again the foregoing charged one-off fees when the Agreement is renewed three years later.

3. Party B may refund 95% of the payment collected from Party C (i.e. payment in 1.3 of Article 2) to Party C upon Party C’s request before Party C determines the purchase list on the Lohas platform. However, after Party C confirms and submits the purchase list on the Lohas platform, this part of the payment will not be refunded.

Article IX Other agreements

1. For matters not covered herein, the three parties may sign a supplementary agreement through negotiation. In case of any inconsistency between the supplementary agreement and this Agreement, the content of the supplementary agreement shall prevail.

2. The signing of this Agreement is fully understood and recognized by the three parties. After this agreement takes effect, any change shall be confirmed in writing by the three parties through negotiation.

3. Any party hereto who changes the notice, mailing address or other contact information shall notify the other parties hereto of the changed address and contact information in written form within ten days from the date of change; otherwise, the changing party shall be liable for all consequences caused.

4. This Agreement is made in triplicate, with each party holding one copy which has the same legal effect.

(The remainder of this page is intentionally left blank)

(The remainder of this page is intentionally left blank and it is the signature page of Lohas City Distributor Cooperation Agreement)

Party A: Lohas Agricultural Information Technology Co., Ltd. (Seal)

Legal representative/entrusted agent: _____________(signature)

Signed on:_________ (M) _____(D), _______(Y)

Party B: Shenzhen Lohas Supply Chain Management Co., Ltd. (Seal)

Legal representative/entrusted agent: _________(signature)

Signed on: __________(M) _____(D),________ (Y)

Party C: ___________________________(Seal)

Legal representative/entrusted agent: ________(signature)

Signed on:________ (M) _____(D), _________(Y)

Place of Signing: